Exhibit 4.4

 U.S. GEOTHERMAL INC.

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DUNDEE SECURITIES CORPORATION

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     CLARUS SECURITIES INC.

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TOLL CROSS SECURITIES INC.

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COMPUTERSHARE TRUST COMPANY OF CANADA

SUBSCRIPTION RECEIPT AGREEMENT

Providing for the Issue of
Subscription Receipts

Dated August 17, 2009

TABLE OF CONTENTS

Article 1 INTERPRETATION		2
1.1	Definitions	2
1.2	Headings	5
1.3	References	5
1.4	Certain Rules of Interpretation	5
1.5	Day Not a Business Day	6
1.6	Applicable Law	6
1.7	Conflict	6
1.8	Currency	6
1.9	Severability	6
1.10	English Language	6

Article 2 ISSUE OF SUBSCRIPTION RECEIPTS		7
2.1	Issue of Subscription Receipts	7
2.2	Payment Acknowledgement	7
2.3	Terms of Subscription Receipts	7
2.4	Fractional Subscription Receipts	8
2.5	Register for Subscription Receipts	8
2.6	Registers Open for Inspection	8
2.7	Receiptholder not a Shareholder	8
2.8	Certification by the Subscription Receipt Agent	8
2.9	Issue in Substitution for Subscription Receipt Certificates Lost, etc	9
2.10	Exchange of Subscription Receipt Certificates	9
2.11	Transfer and Registration of Subscription Receipts	10
2.12	Legends	11
2.13	Cancellation of Surrendered Subscription Receipt Certificates	12

Article 3 ISSUANCE OF UNDERLYING COMMON SHARES and Warrants		13
3.1	Notice of Transaction	13
3.2	Issue of Underlying Common Shares and Warrants	13
3.3	Fractions	14

Article 4 RIGHTS OF THE COMPANY AND COVENANTS		14
4.1	General Covenants	14
4.2	Subscription Receipt Agent’s Remuneration, Expenses and Indemnification	15
4.3	Performance of Covenants by Subscription Receipt Agent	16
4.4	Accounting	16
4.5	Regulatory Matters	16

Article 5 ADJUSTMENTS		16
5.1	Definitions	16
5.2	Adjustment	16

Article 6 ENFORCEMENT		18
6.1	Suits by Receiptholders	18
6.2	Immunity of Shareholders, etc	19

Article 7 MEETINGS OF RECEIPTHOLDERS		19
7.1	Right to Convene Meetings	19
7.2	Notice	19
7.3	Chairperson	19
7.4	Quorum	20
7.5	Power to Adjourn	20
7.6	Show of Hands	20
7.7	Poll and Voting	20
7.8	Regulations	21
7.9	Company and Subscription Receipt Agent may be Represented	22
7.10	Powers Exercisable by Special Resolution	22
7.11	Meaning of Special Resolution	23
7.12	Powers Cumulative	24
7.13	Minutes	24
7.14	Instruments in Writing	24
7.15	Binding Effect of Resolutions	25

Article 8 SUPPLEMENTAL AGREEMENTS		25
8.1	Provision for Supplemental Agreements for Certain Purposes	25

Article 9 CONCERNING THE SUBSCRIPTION RECEIPT AGENT		26
9.1	Rights and Duties of Subscription Receipt Agent	26
9.2	Actions by Subscription Receipt Agent to Protect Interest	27
9.3	Subscription Receipt Agent not Required to Give Security	27
9.4	Protection of Subscription Receipt Agent	27
9.5	Replacement of Subscription Receipt Agent; Successor by Merger	28
9.6	Conflict of Interest	29
9.7	Acceptance of Appointment	29
9.8	Subscription Receipt Agent Not to be Appointed Receiver	30
9.9	Anti-Money Laundering and Privacy	30

Article 10 GENERAL		31
10.1	Notice to the Company and Subscription Receipt Agent and the Agents	31
10.2	Notice to Receiptholders	32
10.3	Ownership of Subscription Receipts	33
10.4	Evidence of Ownership	33
10.5	Satisfaction and Discharge of Agreement	34
10.6	Provisions of Agreement and Subscription Receipts for the Sole Benefit of Parties and Receiptholders	34
10.7	Effect of Execution	34
10.8	Time of Essence	34
10.9	Counterparts	34

SUBSCRIPTION RECEIPT AGREEMENT

THIS SUBSCRIPTION RECEIPT AGREEMENT made as of the 17th day of August, 2009.

AMONG:

U.S. GEOTHERMAL INC., a company incorporated under the laws of the state of Delaware

(the “Company”)

AND:

DUNDEE SECURITIES CORPORATION, a company incorporated under the laws of the Province of Ontario

(“Dundee”)

AND:

CLARUS SECURITIES INC., a company incorporated under the laws of the Province of Ontario

(“Clarus”)

AND:

TOLL CROSS SECURITIES INC., a company incorporated under the laws of the Province of Ontario

(“Toll Cross”)

AND:

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada (hereinafter referred to as the “Subscription Receipt Agent”)

WHEREAS the Company is proposing to issue and sell Subscription Receipts representing the right to receive, among other things, Common Shares and Warrants (as defined herein);

AND WHEREAS the Company and Dundee, Clarus and Toll Cross (collectively, the “Agents”), have agreed that on the Exchange Date (as defined herein), each holder of Subscription Receipts shall automatically receive, without the payment of any additional consideration, one Common Share and one-half of one Warrant for each Subscription Receipt held by the Receiptholder (as defined herein);

AND WHEREAS all things necessary have been done and performed to make the Subscription Receipts, when certified by the Subscription Receipt Agent and issued as provided in this Agreement, legal, valid and binding obligations of the Company with the benefits and subject to the terms of this Agreement;

AND WHEREAS the foregoing recitals are by the Company, and not by the Subscription Receipt Agent.

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration mutually given and received, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed and declared as follows:

ARTICLE 1
INTERPRETATION

1.1

Definitions

In this Agreement and the recitals, unless there is something in the subject matter or context inconsistent therewith or unless otherwise expressly provided, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

(a)	“1933 Act” means the United States Securities Act of 1933, as amended;

(b)	“Affiliate” has the meaning set out in National Instrument 45-106—Prospectus and Registration Exemptions;

(c)	“Agency Agreement” means the agency agreement dated August 17, 2009 among the Company and the Agents in respect of the Private Placement;

(d)	“Agents” has the meaning attributed thereto in the recitals to this Agreement;

(e)	“Agreement” means this agreement, as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof;

(f)	“AMEX” means the NYSE Amex LLC;

(g)	“Business Day” means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Vancouver, B.C. or Boise, Idaho are not open for business;

(h)	“Closing Date” means August 17, 2009, or such other date as may be agreed upon by the Company and the Agents as the closing date of the Private Placement;

(i)	“Common Shares” means the shares of common stock of the Company, $0.001 par value and evidencing an equal undivided beneficial interest in the Company;

(j)

“Current Market Price” for any date means the volume weighted average price per unit for Common Shares for 20 consecutive trading days ending on the fifth trading day preceding the date of determination on the AMEX (or, if the Common Shares are not listed thereon, on such stock exchange on which the Common Shares are listed as may be selected for such purpose by Company or if the Common Shares are not listed on any stock exchange, then on the over-the-counter market). The volume weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during the said 20 consecutive trading days by the total number of Common Shares so sold;

(k)	“Deadline” means 5:00 p.m. (Toronto time) on the date that is four (4) months and one (1) day following the Closing Date;

(l)	“Designated Office” means the principal stock transfer office of the Subscription Receipt Agent from time to time in Toronto, Ontario;

(m)

“Designated Provinces” means each province of Canada other than Quebec, designated by the Agents as a jurisdiction in which a receipt for the Prospectuses is to be issued and includes each province in which a Purchaser is resident;

(n)

“Exchange Date” means the date that is the earlier of: (a) the date on which a receipt is issued (or deemed to be issued) for the Prospectus qualifying the distribution of the Common Shares and Warrants to the holders of the Subscription Receipts in each of the Designated Provinces; and (b) the Deadline;

(o)	“Issue Time” means 5:00 p.m. (Toronto time) on the Exchange Date;

(p)	“Original Purchasers” has the meaning attributed thereto in Section 2.12;

(q)

“Person” means and includes individuals, corporations, limited partnerships, general partnerships, joint stock companies, limited liability companies, joint ventures, associations, companies, trusts, banks, trust companies, pension funds, business trusts or other organizations, whether or not legal entities and governments, governmental agencies and political subdivisions thereof;

(r)	“Private Placement” means the private placement of Subscription Receipts contemplated by the Agency Agreement;

(s)	“Private Placement Proceeds” means the gross proceeds from the issuance of Subscription Receipts under the Private Placement;

(t)

“Prospectus” as the context may require, means the preliminary and final version of the prospectus to be filed in each Designated Province relating to the distribution of the Common Shares and Warrants to the holders of the Subscription Receipts upon exercise thereof and, unless the context otherwise requires, includes any amendments or supplements thereto, and “Prospectuses” means both the Preliminary Prospectus and Final Prospectus;

(u)	“Receiptholders” or “holders” means the persons who are registered owners of Subscription Receipts;

(v)

“Receiptholders’ Request” means an instrument signed in one or more counterparts by Receiptholders entitled to acquire in the aggregate not less than 25% of the aggregate number of Underlying Common Shares which could be acquired pursuant to all Subscription Receipts then outstanding, requesting the Subscription Receipt Agent to take some action or proceeding specified therein;

(w)

“Securities Laws” means, as applicable, the securities laws, regulations, rules, rulings and orders in each of the Selling Jurisdictions, and the notices, policies and written interpretations issued by the Securities Regulators in each of the Selling Jurisdictions, and the rules of the TSX and AMEX;

(x)	“Securities Regulators” means the securities commissions or other securities regulatory authorities of all of the Selling Jurisdictions or the relevant Selling Jurisdiction as the context so requires;

(y)

“Selling Jurisdictions” means each of the provinces of Canada, other than Quebec, and the United States and such other jurisdictions which are agreed to by the Company and the Agents; and “Selling Jurisdiction” means, in the case of any Receiptholder, the jurisdiction in which such Receiptholder is resident;

(z)	“Shareholders” means the holders from time to time of Common Shares;

(aa)	“Subscription Price” means Cdn.$1.35 per Subscription Receipt for all Subscription Receipts issued under the Private Placement;

(bb)	“Subscription Receipt Agent” means Computershare Trust Company of Canada or its successors from time to time under this Agreement;

(cc)

“Subscription Receipt Certificate” means certificates evidencing Subscription Receipts substantially in the form attached as Schedule A hereto with such appropriate insertions, deletions, substitutions and variations as may be required or permitted by the terms of this Agreement or as may be required to comply with any law or the rules of any securities exchange or as may be consistent with the terms of this Agreement and as the Company may deem necessary or desirable;

(dd)

“Subscription Receipts” means the subscription receipts of the Company issued and certified hereunder and from time to time outstanding, each Subscription Receipt evidencing the rights provided for herein;

(ee)	“TSX” means the Toronto Stock Exchange;

(ff)	“Underlying Common Shares” means the Common Shares issuable to holders of Subscription Receipts without payment of additional consideration on the Exchange Date;

(gg)	“United States” means the United States of America, its territories and possessions, any State of the United States of America and the District of Columbia;

(hh)	“Units” means units of the Company, with each Unit comprised of one Common Share and one-half of one Warrant;

(ii)

“Warrants” means the Common Share purchase warrants, to be evidenced by the Warrant Certificate, issuable to Receiptholders, together with the Underlying Common Shares, in exchange for the Subscription Receipts on the Exchange Date;

(jj)

“Warrant Certificate” means a certificate evidencing Warrants substantially in the form attached as Schedule B hereto, with such appropriate insertions, deletions, substitutions and variations as may be required or permitted by the terms of this Agreement or as may be required to comply with any law or the rules of any securities exchange or as may be consistent with the terms of this Agreement and as the Company may deem necessary or desirable; and

(kk)	“Warrants Shares” means each Common Share issuable upon exercise of a Warrant.

1.2

Headings

The headings, the table of contents and the division of this Agreement into Articles and Sections are for convenience of reference only and shall not affect the interpretation of this Agreement.

1.3

References

Unless otherwise specified in this Agreement:

(a)	references to Articles, Sections, and Schedules are to Articles, Sections, and Schedules in this Agreement; and

(b)	“hereto”, “herein”, “hereby”, “hereunder”, “hereof “ and similar expressions, without reference to a particular provision, refer to this Agreement.

1.4

Certain Rules of Interpretation

Unless otherwise specified in this Agreement:

(a)	the singular includes the plural and vice versa; and

(b)	references to any gender shall include references to all genders.

1.5

Day Not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

1.6

Applicable Law

This Agreement and the Subscription Receipts shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

1.7

Conflict

In the event of a conflict or inconsistency between a provision in the body of this Agreement and in any Subscription Receipt Certificate issued hereunder, the provision in the body of this Agreement shall prevail to the extent of the inconsistency.

1.8

Currency

All dollar amounts expressed in this Agreement and in the Subscription Receipts are in lawful money of Canada and all payments required to be made hereunder and thereunder shall be made in Canadian dollars, except for as specifically set out herein.

1.9

Severability

Each of the provisions in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any of the other provisions hereof.

1.10

English Language

Each of the parties hereto hereby acknowledges that it has consented to and requested that this Agreement and all documents relating hereto, including, without limiting the generality of the foregoing, the form of Subscription Receipt Certificate attached hereto as Schedule A, be drawn up in the English language only. Les parties aux présentes reconnaissent avoir accepté et exigé que la présente convention et tous les documents s’y rapportant, y compris, sans restreindre la portée générale de ce qui précède, le certificat représentant les reçus de souscription qui figurent à l’annexe A, soient rédigés en langue anglaise seulement.

ARTICLE 2
ISSUE OF SUBSCRIPTION RECEIPTS

2.1	Issue of Subscription Receipts

(a)

An aggregate of up to 8,100,000 Subscription Receipts providing for the right, in certain circumstances, as provided herein, to acquire an aggregate of up to 8,100,000 Units are hereby created and authorized to be issued by the Company for a price per Subscription Receipt equal to the Subscription Price, and Subscription Receipt Certificates shall be executed by or on behalf of the Company, certified by or on behalf of the Subscription Receipt Agent and delivered in accordance with this Agreement.

(b) Subject to the terms and conditions hereof, each Subscription Receipt will automatically became one Unit without payment of additional consideration at the Issue Time.

2.2	Payment Acknowledgement

(a)

Subject to subsection (d), the Company hereby acknowledges receipt from the Agents of funds by certified cheque, payable to the Company’s counsel, Goodmans, in trust for the Company, in the amount of Cdn.$10,178,900.00, representing the net Private Placement Proceeds after deduction of the Agents’ fees and related expenses;

(b)

The Company hereby acknowledges that the Private Placement Proceeds represents payment in full by the Agents of the Subscription Price for 8,100,000 Subscription Receipts issued pursuant to the Private Placement;

(c)

The Agents, on behalf of the Receiptholders, acknowledge receipt of the Subscription Receipt Certificates representing, in aggregate, 8,100,000 Subscription Receipts registered in the name of the Receiptholders; and

(d)

Notwithstanding the foregoing, until such time as the Company’s counsel is in physical possession of the certified cheque referred to in subsection (a), the Subscription Receipt Certificates shall be of no force or effect, and may be cancelled by the Company without any recourse or liability to the Receiptholders.

2.3	Terms of Subscription Receipts

Each Subscription Receipt shall evidence the right of the holder to receive the securities specified in Section 3.2 hereof. References in this Agreement to the issuance of Underlying Common Shares or Warrants “in exchange” for Subscription Receipts are intended only to reflect the issuance of such Underlying Common Shares or Warrants in accordance with the rights of Receiptholders to receive such securities hereunder.

2.4

Fractional Subscription Receipts

No fractional Subscription Receipts shall be issued or otherwise provided for hereunder.

2.5

Register for Subscription Receipts

The Company hereby appoints the Subscription Receipt Agent as registrar of the Subscription Receipts, and the Company shall cause to be kept by the Subscription Receipt Agent at the Designated Office, a securities register in which shall be entered the names and addresses of holders of Subscription Receipts and the other particulars, prescribed by law, of the Subscription Receipts held by them. The Company shall also cause to be kept by the Subscription Receipt Agent at the Designated Office the register of transfers, and may also cause to be kept by the Subscription Receipt Agent, branch registers of transfers in which shall be recorded the particulars of the transfers of Subscription Receipts, registered in that branch register of transfers.

2.6

Registers Open for Inspection

The registers hereinbefore referred to shall be open at all reasonable times during regular business hours of the Subscription Receipt Agent on any Business Day for inspection by the Company, the Agents or any Receiptholder. The Subscription Receipt Agent shall, from time to time when requested to do so by the Company, furnish the Company with a list of the names and addresses of Receiptholders entered in the registers kept by the Subscription Receipt Agent and showing the number of Underlying Common Shares and Warrants which might then be acquired upon the exchange of the Subscription Receipts held by each such holder.

2.7

Receiptholder not a Shareholder

Nothing in this Agreement or in the holding of a Subscription Receipt shall confer or be construed as conferring upon a Receiptholder any right or interest whatsoever as a Shareholder, including, but not limited to, the right to vote at, to receive notice of, or to attend meetings of Shareholders, or the right to receive dividends, distributions or any continuous disclosure materials of the Company. Receiptholders are entitled to exercise only those rights expressly provided for in the Subscription Receipt Certificates and this Agreement on the terms and conditions set forth herein.

2.8	Certification by the Subscription Receipt Agent

(a)

No Subscription Receipt Certificate shall be issued or, if issued, shall be valid for any purpose or entitle the holder to the benefits hereof until it has been certified by manual or facsimile signature by or on behalf of the Subscription Receipt Agent, and such certification by the Subscription Receipt Agent upon any Subscription Receipt Certificate shall be conclusive evidence as against the Company that the Subscription Receipt Certificate so certified has been duly issued hereunder and that the holder is entitled to the benefits hereof.

(b)

The certification of the Subscription Receipt Agent on Subscription Receipt Certificates issued hereunder shall not be construed as a representation or warranty by the Subscription Receipt Agent as to the validity of this Agreement or the Subscription Receipt Certificates (except the due certification thereof) and the Subscription Receipt Agent shall in no respect be liable or answerable for the use made of the Subscription Receipt Certificates or any of them or of the consideration therefor except as otherwise specified herein. The certificate by or on behalf of the Subscription Receipt Agent on Subscription Receipt Certificates shall constitute a representation and warranty by the Subscription Receipt Agent that the said Subscription Receipt Certificates have been duly certified by or on behalf of the Subscription Receipt Agent pursuant to the provisions of this Agreement.

2.9	Issue in Substitution for Subscription Receipt Certificates Lost, etc.

(a)

In case any of the Subscription Receipt Certificates shall become mutilated or be lost, destroyed or stolen, the Company, subject to applicable law and compliance with Section 2.9(b) below, shall issue and thereupon the Subscription Receipt Agent shall certify and deliver, a new Subscription Receipt Certificate of like tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Subscription Receipt Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Subscription Receipt Certificate, and the substituted Subscription Receipt Certificate shall be in a form approved by the Subscription Receipt Agent and shall be entitled to the benefits hereof and shall rank equally in accordance with its terms with all other Subscription Receipt Certificates issued or to be issued hereunder.

(b)

The applicant for the issue of a new Subscription Receipt Certificate pursuant to this Section 2.9 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Company and to the Subscription Receipt Agent such evidence of ownership and of the loss, destruction or theft of the Subscription Receipt Certificate so lost, destroyed or stolen as shall be satisfactory to the Company and to the Subscription Receipt Agent each in their sole discretion, and such applicant shall also be required to furnish an indemnity or security in amount and form satisfactory to the Company and the Subscription Receipt Agent each in their sole discretion and shall pay the reasonable charges of the Company and the Subscription Receipt Agent in connection therewith.

2.10	Exchange of Subscription Receipt Certificates

(a)

Subscription Receipt Certificates may, upon compliance with the reasonable requirements of the Subscription Receipt Agent, be exchanged for another Subscription Receipt Certificate or Subscription Receipt Certificates entitling the holder thereof to, in the aggregate, the same number of Subscription Receipts as represented by the Subscription Receipt Certificates so exchanged.

(b)	Subscription Receipt Certificates may be surrendered for exchange only at the Designated Office of the Subscription Receipt Agent during regular business hours of the Subscription Receipt Agent.

(c)

Except as otherwise herein provided, the Subscription Receipt Agent may charge to the holder requesting an exchange a reasonable sum for each new Subscription Receipt Certificate issued in exchange for Subscription Receipt Certificate(s). Payment of such charges and reimbursement of the Subscription Receipt Agent or the Company for any and all stamp taxes or governmental or other charges required to be paid shall be made by such holder as a condition precedent to such exchange.

2.11	Transfer and Registration of Subscription Receipts

(a)

The Subscription Receipts may only be transferred on the register kept at the Designated Office of the Subscription Receipt Agent by the holder or its legal representatives or its attorney duly appointed by an instrument in writing. Upon surrender for registration of transfer of Subscription Receipts at the Designated Office of the Subscription Receipt Agent, the Company shall issue and thereupon the Subscription Receipt Agent shall certify and deliver a new Subscription Receipt Certificate of like tenor in the name of the designated transferee. If less than all the Subscription Receipts evidenced by the Subscription Receipt Certificate(s) so surrendered are transferred, the transferor shall be entitled to receive, in the same manner, a new Subscription Receipt Certificate registered in its name evidencing the Subscription Receipts not transferred. However, notwithstanding the foregoing, Subscription Receipts shall only be transferred upon:

(i)

payment to the Subscription Receipt Agent of a reasonable sum for each new Subscription Receipt Certificate issued upon such transfer, and reimbursement of the Subscription Receipt Agent or the Company for any and all stamp taxes or governmental or other charges required to be paid in respect of such transfer;

		(ii)	compliance with the legend set out in Section 2.12, and with the requirements set out in Section 2.12 for the removal of such legend, as the case may be; and

(iii)

such reasonable requirements as the Subscription Receipt Agent may prescribe and as may be required by the terms of this Agreement, and all such transfers shall be duly noted in such register by the Subscription Receipt Agent.

(b)

The Company and the Subscription Receipt Agent will deem and treat the registered owner of any Subscription Receipt as the beneficial owner thereof for all purposes and neither the Company nor the Subscription Receipt Agent shall be affected by any notice to the contrary.

(c)

The transfer register in respect of Subscription Receipts shall be closed at 5:00 p.m. (Toronto time) at the Designated Office, on the Exchange Date. Trades settling after the Exchange Date will be completed by the delivery of Units.

(d)

The Subscription Receipt Agent will promptly advise the Company of any requested transfer of Subscription Receipts. The Company will be entitled, and may direct the Subscription Receipt Agent, to refuse to recognize any transfer, or enter the name of any transferee, of any Subscription Receipts on the registers referred to in this Article, if such transfer would constitute a violation of the securities laws of any jurisdiction or the rules, regulations or policies of any regulatory authority having jurisdiction, or would be contrary to the terms of this Agreement.

(e)

Subject to the provisions of this Agreement and applicable law, a Receiptholder shall be entitled to the rights and privileges attaching to the Subscription Receipts. The issue of the Underlying Common Shares and Warrants comprising the Units in accordance with the terms and conditions herein contained shall discharge all responsibilities of the Company and the Subscription Receipt Agent with respect to such Subscription Receipts, and neither the Company nor the Subscription Receipt Agent shall be bound to inquire into the title of a Receiptholder.

2.12	Legends

	(a)	Each Subscription Receipts Certificate will bear, as of the Closing Date, the following legend substantially in the following form and with the necessary information inserted:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE DECEMBER 18, 2009.

(b)

The parties hereby acknowledge and agree that the Subscription Receipts are “restricted securities” as defined in Rule 144 under the 1933 Act and may not be reoffered, or resold, pledged or otherwise transferred except: (i) to the Company; (ii) outside the United States in accordance with Rule 904 of Regulation S under the 1933 Act and in compliance with applicable Canadian and provincial laws and regulations; (iii) inside the United States in accordance with (A) the exemption from registration under the 1933 Act provided by Rule 144 thereunder, if available or (B) another exemption from the registration requirements of the 1933 Act and in compliance with applicable Canadian and provincial laws and regulations; or (iv) under an effective registration statement under the 1933 Act, and in each case in accordance with any applicable state securities laws in the United States or securities laws of any other applicable jurisdiction.

(c)

In addition to the legends provided for in Section 2.12(a) above, each Subscription Receipt Certificate and all certificates representing Underlying Common Shares and Warrants (and each Subscription Receipt Certificate or

Common Share or Warrant certificate issued in exchange therefor or in substitution or transfer thereof) shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUED ON THE CONVERSION HEREOF, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (A) TO THE CORPORATION, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 905 OF REGULATION S UNDER THE U.S. SECURITIES ACT IF AVAILABLE, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144, IF AVAILABLE, AND IN COMPLIANCE WITH ANY STATE SECURITIES LAWS, OR (E) WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS; PROVIDED THAT, IN CONNECTION WITH A TRANSFER PURSUANT TO (C), (D) OR (E) ABOVE, AN OPINION OF COUNSEL, OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE CORPORATION HAS BEEN PROVIDED TO THE CORPORATION TO SUCH EFFECT.”

(d)

Notwithstanding the foregoing, if the Subscription Receipts are being sold pursuant section (D) of the foregoing legend, the legend may be removed by delivery to the Company’s registrar and transfer agent and the Company of an opinion of counsel, of recognized standing in form and substance satisfactory to the Company, that such legend is no longer required under applicable requirements of the 1933 Act, as amended or state securities laws.

2.13

Cancellation of Surrendered Subscription Receipt Certificates

All Subscription Receipt Certificates surrendered to the Subscription Receipt Agent pursuant to Sections 2.9, 2.10 and 3.2 shall be returned to or received by the Subscription Receipt Agent for cancellation and, if required by the Company, the Subscription Receipt Agent shall furnish the Company with a cancellation certificate identifying the Subscription Receipt Certificates so cancelled and the number of Subscription Receipts evidenced thereby.

ARTICLE 3
ISSUANCE OF UNDERLYING COMMON SHARES AND WARRANTS

3.1

Notice of Transaction

On the Exchange Date, the Company shall: (a) forthwith (and in any event no later than the Exchange Date) cause a notice of the same executed by the Company and by the Agents, to be delivered to the Subscription Receipt Agent (substantially in the form attached as Schedule C, including the treasury order attached thereto), (b) issue and deliver the Warrants to the Receiptholders, and (c) issue a press release disclosing that the Exchange Date has occurred and that the Underlying Common Shares and Warrants have been issued to Receiptholders.

3.2	Issue of Underlying Common Shares and Warrants

(a)

On the Exchange Date, the Underlying Common Shares and Warrants shall be, and shall be deemed to be, automatically issued at the Issue Time to the Receiptholders, and each Receiptholder shall automatically receive, without the payment of any additional consideration, one Common Share and one-half of one Warrant for each Subscription Receipt held by such Receiptholder, and such Receiptholder shall be deemed to have become the holder of record of such Underlying Common Shares and Warrants at the Issue Time.

	(b)	The certificates evidencing the Underlying Common Shares and Warrants issued in exchange for the Subscription Receipts issued under the Private Placement shall bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (A) TO THE CORPORATION, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 905 OF REGULATION S UNDER THE U.S. SECURITIES ACT IF AVAILABLE, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144, IF AVAILABLE, AND IN COMPLIANCE WITH ANY STATE SECURITIES LAWS, OR (E) WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS; PROVIDED THAT, IN CONNECTION WITH A TRANSFER PURSUANT TO (C), (D) OR (E) ABOVE, AN OPINION OF COUNSEL, OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE CORPORATION HAS BEEN PROVIDED TO THE CORPORATION TO SUCH EFFECT.

(c)

The foregoing legend may be removed by delivery to the Company’s registrar and transfer agent and the Company of an opinion of counsel, of recognized standing in form and substance satisfactory to the Company, that such legend is no longer required under applicable requirements of the 1933 Act or state securities laws

(d)

Effective immediately after the Underlying Common Shares and Warrants have been, or have been deemed to be, issued as contemplated by this Section 3.2, the Subscription Receipts relating thereto shall be void and of no value or effect.

3.3

Fractions

Notwithstanding anything herein contained, the Company shall not be required, upon the exchange or deemed exchange of the Subscription Receipt to issue fractions of Common Shares. In lieu of fractional Common Shares, there shall be paid to the holder, an amount in lawful money of Canada equal to the then current market value of such fractional interest computed on the basis of the Current Market Price immediately prior to the Exchange Date.

ARTICLE 4
RIGHTS OF THE COMPANY AND COVENANTS

4.1	General Covenants

	(a)	The Company covenants with the Subscription Receipt Agent and the Agents that so long as any Subscription Receipts remain outstanding:

(i)

it will promptly comply with all filing and other requirements under all applicable Securities Laws, including where required by the Agency Agreement, the filing of amendments to the Prospectuses in each of the Designated Provinces;

(ii)

The Company will use commercially reasonable efforts to ensure that there is available “adequate current public information” with respect to the Company within the meaning of Rule 144(c) under the 1933 Act commencing six months after the Closing Date and at all times thereafter when the registration statement referred to in Schedule “F” to the Subscription Agreement is not effective and up to date;

(iii)

The Company will cause the Prospectuses and the Registration Statement and any other documents required to be filed therewith to be prepared and filed with the Securities Commission in each of the Designated Provinces in accordance with all applicable Securities Laws and as expeditiously as reasonably practicable after the Closing Date, in each case in form and substance reasonably satisfactory to the Agents;

(iv)

The Company will use its commercially reasonable efforts to obtain receipts for the Prospectuses and the Registration Statement and to qualify the Underlying Common Shares and Warrants for distribution in the Designated Provinces to the holders of Subscription Receipts upon the exercise thereof;

(v)

Upon or prior to the exercise of the Subscription Receipts, the Company will cause the Final Prospectus to be delivered to each of the registered holders of Subscription Receipts or any transferees thereof;

(vi)	it will announce by press release the occurrence of the Exchange Date in accordance with the provisions hereof;

(vii)	it will perform and carry out all of the acts or things to be done by it as provided in this Agreement;

(viii)

it will reserve and keep available a sufficient number of Common Shares for the purpose of enabling it to satisfy its obligations to issue Underlying Common Shares and Warrants Shares pursuant to the Subscription Receipts and Warrant Certificates;

(ix)	it will cause the Underlying Common Shares and Warrants to be duly issued and delivered in accordance with the Subscription Receipts and the terms hereof; and

(x)	it will use its best efforts to ensure that the Underlying Common Shares and Warrant Shares, upon issuance, are listed and posted for trading on the TSX and the AMEX.

4.2	Subscription Receipt Agent’s Remuneration, Expenses and Indemnification

(a)

The Company covenants that it will pay to the Subscription Receipt Agent from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Subscription Receipt Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Subscription Receipt Agent in the administration or execution of this Agreement (including the reasonable compensation and the disbursements of its counsel and all other advisers and assistants not regularly in its employ) both before any default hereunder and thereafter until all duties of the Subscription Receipt Agent hereunder shall be finally and fully performed, except any such expense, disbursement or advance as may arise out of or result from the Subscription Receipt Agent’s negligence, willful misconduct or bad faith. Any amount owing hereunder and remaining unpaid after 30 days from the invoice date will bear interest at the then current rate charged by the Subscription Receipt Agent against unpaid invoices and shall be payable on demand.

(b)

The Company hereby indemnifies and saves harmless the Subscription Receipt Agent and its officers, directors, employees and agents from and against any and all liabilities, losses, costs, claims, actions or demands whatsoever which may be brought against the Subscription Receipt Agent or which it may suffer or incur as a result or arising out of the performance of its duties and obligations under this Agreement, save only in the event of the negligence, willful misconduct or bad faith of the Subscription Receipt Agent. It is understood and agreed that this indemnification shall survive the termination or the discharge of this Agreement or the resignation or replacement of the Subscription Receipt Agent.

4.3

Performance of Covenants by Subscription Receipt Agent

If the Company shall fail to perform any of its covenants contained in this Agreement, the Subscription Receipt Agent may notify the Receiptholders and the Agents of such failure on the part of the Company or may itself perform any of the said covenants capable of being performed by it, but shall be under no obligation to perform said covenants or to notify the Receiptholders of such performance by it. All sums expended or advanced by the Subscription Receipt Agent in so doing shall be repayable as provided in Section 4.2. No such performance, expenditure or advance by the Subscription Receipt Agent shall relieve the Company of any default hereunder or of its continuing obligations under the covenants contained herein.

4.4

Accounting

The Subscription Receipt Agent shall maintain accurate books, records and accounts of the transactions effected or controlled by the Subscription Receipt Agent hereunder. The Company shall have the right to audit any such books, records, accounts and statements.

4.5

Regulatory Matters

The Company shall file all such documents, notices and certificates and take such steps and do such things as may be necessary under applicable securities laws to permit the issuance of the Underlying Common Shares and Warrants in the circumstances contemplated by Section 3.2 such that (i) such issuance will comply with the prospectus and registration requirements (or exemptions therefrom) of applicable securities laws in each of the provinces of Canada and (ii) the first trade in the Underlying Common Shares or Warrant Shares, when and if issued, (other than from the holdings of a Person who, alone or in combination with others, holds sufficient Common Shares to materially affect control of the Company) will not be subject to, or will be exempt from, the prospectus requirements of applicable securities laws in each of the provinces of Canada.

ARTICLE 5
ADJUSTMENTS

5.1

Definitions

In this Article 5, references to any “record date” refer to the particular time on such relevant date stipulated for such event and otherwise refer to 5:00 p.m. (Toronto time) on such date.

5.2

Adjustment

The rights attaching to the Subscription Receipts are subject to adjustment from time to time in the events and in the manner provided as follows:

(a)	If, at any time after the issuance of the Subscription Receipts and before the Exchange Date, the Company:

	(i)	subdivides its outstanding Common Shares into a greater number of Common Shares, or

	(ii)	consolidates its outstanding Common Shares into a lesser number of Common Shares,

(any of such events in Sections (i) and (ii) being a “Common Share Reorganization”), then the number of Underlying Common Shares and Warrants with respect to each Subscription Receipt will be adjusted as of the record date at which the holders of Common Shares and Warrants are determined for the purpose of the Common Share Reorganization by multiplying the number of Underlying Common Shares obtainable immediately prior to such record date by a fraction, the numerator of which will be the number of Common Shares outstanding on the record date after giving effect to such Common Share Reorganization and the denominator of which will be the number of Common Shares outstanding on the record date before giving effect to such Common Share Reorganization.

(b)

If, at any time after the issuance of the Subscription Receipts and before the Exchange Date, there is a reclassification of Common Shares at any time outstanding or a change of the Common Shares into other securities or property (other than a Common Share Reorganization), or a consolidation, amalgamation, arrangement or merger of the Company with or into any corporation or other entity (other than a consolidation, amalgamation, arrangement or merger that does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other securities or property), or a transfer of the undertakings or assets of the Company as an entirety or substantially as an entirety to another entity, or a record date for any of the foregoing events occurs, (any of such events being a “Capital Reorganization”), any holder entitled to acquire Underlying Common Shares and Warrants after the record date or effective date of such Capital Reorganization will be entitled to receive, and shall accept in lieu of the number of Underlying Common Shares and Warrants to which such holder was theretofore entitled, the aggregate number of other securities or other property which such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date of such Capital Reorganization, the holder had been the registered holder of the number of Underlying Common Shares and Warrants to which such holder was then entitled with respect to the Subscription Receipts subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in Section 5.2, provided however, that no such Capital Reorganization will be carried into effect unless all necessary steps have been taken to so entitle the holders. If determined appropriate by the Company, acting reasonably, appropriate adjustments will be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Article 5 with respect to the rights and interests thereafter of the holders to the end that the provisions set forth in this Article 5 will thereafter correspondingly be made applicable as nearly as may be reasonable in relation to any other securities or other property thereafter deliverable upon the exercise of any Subscription Receipt. Any such adjustments will be made by and set forth in terms and conditions supplemental to this agreement approved by the Company, acting reasonably and absent manifest error, and will for all purposes be conclusively deemed to be the appropriate adjustment.

(c)

If at any time after the issuance of the Subscription Receipts and prior to the Exchange Date, the Company issues or distributes to the holders of all or substantially all of the outstanding Common Shares, cash or securities of the Company, including rights, options or warrants to acquire Common Shares or securities convertible into or exchangeable for Common Shares or property or assets, including evidences of indebtedness, other than as a result of a Common Share Reorganization or a Capital Reorganization, or a record date for any of the foregoing events occurs, the holders will be entitled to receive, and will receive, in addition to the number of Underlying Common Shares and Warrants to which such holder was theretofore entitled, the kind and amount of Common Shares, cash or other securities or property or assets which result from such issue or distribution as if, on the record date at which holders of Common Shares are determined for the purpose of such distribution, such holder had been the registered holder of the number of Underlying Common Shares and Warrants to which the holder was theretofore entitled. Any such transfer will be subject to approval of the TSX and AMEX, if required.

(d)

The adjustments provided for in this Section 5.2 are cumulative and shall apply to successive subdivisions, consolidations, changes, distributions, issues or other events resulting in any adjustment under the provisions of this Section 5.2.

(e)

In case the Company, after the date hereof, shall take any action affecting the Common Shares, other than the actions described in this Section 5.2, which, in the reasonable opinion of the Subscription Receipt Agent, would materially affect the rights of the Receiptholders and/or the rights attaching to the Subscription Receipts, then the number of Underlying Common Shares and Warrants which are to be received pursuant to the Subscription Receipts shall be adjusted in such manner, if any, and at such time as the Subscription Receipt Agent may, in its direction, reasonably determine to be equitable to the Receiptholders in such circumstances.

ARTICLE 6
ENFORCEMENT

6.1

Suits by Receiptholders

Subject to the powers of Receiptholders exercisable by special resolution, all or any of the rights conferred upon any Receiptholder by any of the terms of the Subscription Receipt Certificates or of this Agreement, or of both, may be enforced by the Receiptholder by appropriate proceedings but without prejudice to the right which is hereby conferred upon the Subscription Receipt Agent to proceed in its own name to enforce each and all of the provisions contained herein for the benefit of the Receiptholders.

6.2

Immunity of Shareholders, etc.

The Subscription Receipt Agent and, by the acceptance of the Subscription Receipts and as part of the consideration for the issue of the Subscription Receipts, the Receiptholders hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any settlor or any past, present or future Shareholder, officer, employee or agent of the Company or any successor entity for the issue of Common Shares and Warrants pursuant to any Subscription Receipt or on any covenant, agreement, representation or warranty by the Company contained herein or in the Subscription Receipts.

ARTICLE 7
MEETINGS OF RECEIPTHOLDERS

7.1

Right to Convene Meetings

The Subscription Receipt Agent may at any time and from time to time, and shall on receipt of a written request of the Company or of a Receiptholders’ Request and upon being funded and indemnified to its reasonable satisfaction by the Company or by the Receiptholders signing such Receiptholders’ Request against the cost which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Receiptholders. In the event of the Subscription Receipt Agent failing to so convene a meeting within 15 days after receipt of such written request of the Company or such Receiptholders’ Request and funding and indemnity given as aforesaid, the Company or such Receiptholders, as the case may be, may convene such meeting. Every such meeting shall be held in Vancouver, British Columbia or at such other place as may be determined by the Subscription Receipt Agent and approved by the Company.

7.2

 Notice

At least 10 days prior notice of any meeting of Receiptholders shall be given to the Receiptholders in the manner provided for in Section 10.2 and a copy of such notice shall be sent by mail to the Subscription Receipt Agent (unless the meeting has been called by the Subscription Receipt Agent) and to the Company (unless the meeting has been called by the Company). Such notice shall state the date (which shall be a Business Day) and time when, and the place where, the meeting is to be held, shall state briefly the general nature of the business to be transacted thereat and shall contain such information as is reasonably necessary to enable the Receiptholders to make a reasoned decision on the matter, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 7.

7.3

Chairperson

An individual (who need not be a Receiptholder) designated in writing by the Subscription Receipt Agent shall be chairperson of the meeting and if no individual is so designated, or if the individual so designated is not present within 15 minutes from the time fixed for the holding of the meeting, the Receiptholders present in person or by proxy shall choose some individual present to be chairperson.

7.4

Quorum

Subject to the provisions of Section 7.11, at any meeting of the Receiptholders a quorum shall consist of not less than two Receiptholders present in person or by proxy and holding 10% of the then-outstanding Subscription Receipts. If a quorum of the Receiptholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Receiptholders or on a Receiptholders’ Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day) at the same time and place and no notice of the adjournment need be given. Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless a quorum is present at the commencement of business. At the adjourned meeting the Receiptholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not hold at least 10% of the then outstanding Subscription Receipts.

7.5

Power to Adjourn

The chairperson of any meeting at which a quorum of the Receiptholders is present may, with the consent of the meeting, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

7.6

Show of Hands

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on a special resolution shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairperson that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

7.7

Poll and Voting

On every special resolution, and on any other question submitted to a meeting and after a vote by show of hands when demanded by the chairperson or by one or more of the Receiptholders acting in person or by proxy and holding at least 5% of the Subscription Receipts then outstanding, a poll shall be taken in such manner as the chairperson shall direct. Questions other than those required to be determined by special resolution shall be decided by a majority of the votes cast on the poll.

On a show of hands, every person who is present and entitled to vote, whether as a Receiptholder or as proxy for one or more absent Receiptholders, or both, shall have one vote. On a poll, each Receiptholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each Underlying Common Share that such person is entitled to receive pursuant to the Subscription Receipt(s) then held or represented by such person. A proxy need not be a Receiptholder. In the case of joint holders, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others; but in case more than one of them shall be present in person or by proxy, they shall vote together in respect of Subscription Receipts of which they are joint registered holders. The chairperson of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Subscription Receipts, if any, that are held or represented by the chairperson.

7.8

Regulations

The Subscription Receipt Agent, or the Company with the approval of the Subscription Receipt Agent, may from time to time make and from time to time vary such regulations as it shall think fit for:

(a)	the setting of the record date for a meeting of holders of Subscription Receipts for the purpose of determining Receiptholders entitled to receive notice of and vote at such meeting;

(b)

the issue of voting certificates by any bank, trust company or other depositary satisfactory to the Subscription Receipt Agent stating that the Subscription Receipt Certificates specified therein have been deposited with it by a named person and will remain on deposit until after the meeting, which voting certificate shall entitle the persons named therein to be present and vote at any such meeting and at any adjournment thereof or to appoint a proxy or proxies to represent them and vote for them at any such meeting and at any adjournment thereof in the same manner and with the same effect as though the persons so named in such voting certificates were the actual holders of the Subscription Receipt Certificates specified therein;

(c)

the deposit of voting certificates and instruments appointing proxies at such place and time as the Subscription Receipt Agent, the Company or the Receiptholders, convening the meeting, as the case may be, may in the notice convening the meeting direct;

(d)

the deposit of voting certificates and instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed or telecopied before the meeting to the Company or to the Subscription Receipt Agent at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting;

(e)	the form of the instrument of proxy and the manner in which the instrument of proxy must be executed; and

(f)	generally for the calling of meetings of Receiptholders and the conduct of business thereat.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as a Receiptholder, or be entitled to vote or be present at the meeting in respect thereof (subject to Section 7.9), shall be Receiptholders or their counsel, or duly appointed proxies of Receiptholders.

7.9

Company and Subscription Receipt Agent may be Represented

The Company and the Subscription Receipt Agent, by their respective authorized employees and agents, and Counsel and for the Subscription Receipt Agent may attend any meeting of the Receiptholders, but shall have no vote as such unless in their capacity as Receiptholder or a proxy holder.

7.10

Powers Exercisable by Special Resolution

In addition to all other powers conferred upon them by any other provisions of this Agreement or by law, the Receiptholders at a meeting shall, subject to the provisions of Section 7.11, have the power, subject to all applicable regulatory and exchange approvals, exercisable from time to time by special resolution (and only by special resolution):

(a)

to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Receiptholders or, subject to the consent of the Subscription Receipt Agent, the Subscription Receipt Agent, against the Company or against its undertaking, property and assets or any part thereof whether such rights arise under this Agreement or the Subscription Receipt Certificates or otherwise;

(b)	to amend, alter or repeal any special resolution previously passed or sanctioned by the Receiptholders;

(c)

to direct or to authorize the Subscription Receipt Agent to enforce any of the covenants on the part of the Company contained in this Agreement or the Subscription Receipt Certificates or to enforce any of the rights of the Receiptholders in any manner specified in such special resolution or to refrain from enforcing any such covenant or right;

(d)

to waive, and to direct the Subscription Receipt Agent to waive, any default on the part of the Company in complying with any provisions of this Agreement or the Subscription Receipt Certificates either unconditionally or upon any conditions specified in such special resolution;

(e)

to restrain any Receiptholder from taking or instituting any suit, action or proceeding against the Company for the enforcement of any of the covenants on the part of the Company in this Agreement or the Subscription Receipt Certificates or to enforce any of the rights of the Receiptholders;

(f)

to direct any Receiptholder who, as such, has brought any suit, action or proceeding to stay or to discontinue or otherwise to deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Receiptholder in connection therewith;

(g)

to assent to any modification of, change in or omission from the provisions contained in the Subscription Receipt Certificates and this Agreement or any ancillary or supplemental instrument which may be agreed to by the Company, and to authorize the Subscription Receipt Agent to concur in and execute any ancillary or supplemental agreement embodying the change or omission;

(h)

with the consent of the Company (such consent not to be unreasonably withheld), to remove the Subscription Receipt Agent or its successor in office and to appoint a new subscription receipt agent to take the place of the Subscription Receipt Agent so removed; and

(i)

to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any Common Shares or other securities of the Company.

7.11	Meaning of Special Resolution

(a)

The expression “special resolution” when used in this Agreement means, subject as hereinafter provided in this Section 7.11 and in Section 7.14, a resolution proposed at a meeting of Receiptholders duly convened for that purpose and held in accordance with the provisions of this Article 7 at which two or more Receiptholders are present in person either holding personally or representing as proxies not less in aggregate than 25% of the number of Subscription Receipts then outstanding and passed by the affirmative votes of Receiptholders holding more than 66 2/3% of the Subscription Receipts represented at the meeting and voted on a poll upon such resolution.

(b)

Notwithstanding Section 7.11(a), if, at any meeting called for the purpose of passing a special resolution, at least two Receiptholders holding not less in aggregate than 25% of the then outstanding Subscription Receipts are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by Receiptholders or on a Receiptholders’ Request, shall be dissolved; but in any other case it shall stand adjourned to such day, being not less than 21 nor more than 60 days later, and to such place and time as may be determined by the chairperson. Not less than 10 days’ prior notice shall be given of the time and place of such adjourned meeting in the manner provided for in Section 10.2. It shall not be necessary for such notice to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting:

(i)

if the special resolution purports to exercise any of the powers conferred pursuant to Sections 7.10(a), 7.10(d) or 7.10(i), or purports to change the provisions of this Section 7.11 or of Section 7.14 or purports to amend, alter or repeal any special resolution previously passed or sanctioned by the Receiptholders in exercise of the powers referred to in this paragraph, a quorum for the transaction of business shall consist of Receiptholders holding more than 25% of the then outstanding Subscription Receipts present in person or by proxy; and

		(ii)	in any other case, a quorum for the transaction of business shall consist of such Receiptholders as are present in person or by proxy.

(c)

At any such adjourned meeting, any resolution passed by the requisite votes as provided in Section 7.11(b) shall be a special resolution within the meaning of this Agreement notwithstanding that Receiptholders holding more than 25% of the then outstanding Subscription Receipts are not present in person or by proxy at such adjourned meeting.

(d)	Votes on a special resolution shall always be given on a poll and no demand for a poll on a special resolution shall be necessary.

7.12

Powers Cumulative

Any one or more of the powers or any combination of the powers in this Agreement stated to be exercisable by the Receiptholders by special resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Receiptholders to exercise such power or powers or combination of powers then or thereafter from time to time.

7.13

Minutes

Minutes of all resolutions and proceedings at every meeting of Receiptholders shall be made and duly entered in books to be provided from time to time for that purpose by the Subscription Receipt Agent at the expense of the Company, and any such minutes as aforesaid, if signed by the chairperson or the secretary of the meeting at which such resolutions were passed or proceedings had or by the chairperson or secretary of the next succeeding meeting held shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

7.14

Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Receiptholders at a meeting held as provided in this Article 7 may also be taken and exercised by an instrument in writing signed in one or more counterparts by one or more Receiptholders in person or by attorney duly appointed in writing, holding at least 66 2/3% of the then outstanding Subscription Receipts with respect to a special resolution, and the expression “special resolution” when used in this Agreement shall include an instrument so signed by Receiptholders holding at least 66 2/3% of the then outstanding Subscription Receipts.

7.15

Binding Effect of Resolutions

Every resolution and every special resolution passed in accordance with the provisions of this Article 7 at a meeting of Receiptholders shall be binding upon all the Receiptholders, whether present at or absent from such meeting, and every instrument in writing signed by Receiptholders in accordance with Section 7.14 shall be binding upon all the Receiptholders, whether signatories thereto or not, and each and every Receiptholder and the Subscription Receipt Agent (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.

ARTICLE 8
SUPPLEMENTAL AGREEMENTS

8.1 Provision for Supplemental Agreements for Certain Purposes

From time to time the Company, the Agents and the Subscription Receipt Agent may, subject to the provisions hereof and subject to regulatory approval, and they shall, when so directed in accordance with the provisions hereof, execute and deliver by their proper officers, agreements supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a)

adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of counsel, are necessary or advisable in the premises, provided that the same are not in the opinion of the Subscription Receipt Agent relying on counsel, prejudicial to the interests of the Receiptholders;

(b)	giving effect to any special resolution passed as provided in Article 7;

(c)

making such provisions not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder, provided that such provisions are not, in the opinion of the Subscription Receipt Agent, relying on counsel, prejudicial to the interests of the Receiptholders;

(d)

adding to or altering the provisions hereof in respect of the transfer of Subscription Receipts, making provision for the exchange of Subscription Receipt Certificates, and making any modification in the form of the Subscription Receipt Certificates which does not affect the substance thereof;

(e)

modifying any of the provisions of this Agreement, including relieving the Company from any of the obligations, conditions or restrictions herein contained, provided that such modification or relief shall be or become operative or effective only if, in the opinion of the Subscription Receipt Agent relying on counsel, such modification or relief in no way prejudices any of the rights of the Receiptholders or of the Subscription Receipt Agent, and provided further that the Subscription Receipt Agent may in its sole discretion decline to enter into any such supplemental agreement which in its opinion may not afford adequate protection to the Subscription Receipt Agent when the same shall become operative; and

(f)

for any other purpose not inconsistent with the terms of this Agreement, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein, provided that in the opinion of the Subscription Receipt Agent the rights of the Subscription Receipt Agent and of the Receiptholders are in no way prejudiced thereby.

ARTICLE 9
CONCERNING THE SUBSCRIPTION RECEIPT AGENT

9.1	Rights and Duties of Subscription Receipt Agent

(a)

In the exercise of the rights and duties prescribed or conferred by the terms of this Agreement, the Subscription Receipt Agent shall exercise that degree of care, diligence and skill that a reasonably prudent subscription receipt agent would exercise in comparable circumstances. No provision of this Agreement shall be construed to relieve the Subscription Receipt Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or bad faith.

(b)

The obligation of the Subscription Receipt Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Subscription Receipt Agent or the Receiptholders hereunder shall be conditional upon the Receiptholders furnishing, when required by notice by the Subscription Receipt Agent, sufficient funds to commence or to continue such act, action or proceeding and an indemnity reasonably satisfactory to the Subscription Receipt Agent to protect and to hold harmless the Subscription Receipt Agent against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Agreement shall require the Subscription Receipt Agent to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

(c)

The Subscription Receipt Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Receiptholders at whose instance it is acting to deposit with the Subscription Receipt Agent the Subscription Receipts held by them, for which Subscription Receipts the Subscription Receipt Agent shall issue receipts.

(d)

Every provision of this Agreement that by its terms relieves the Subscription Receipt Agent of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of this Section 9.1.

(e)

The Subscription Receipt Agent shall have no duties except those expressly set forth herein, and it shall not be bound by any notice of a claim or demand with respect to, or any waiver, modification, amendment, termination or rescission of, this Agreement, unless received by it in writing and signed by the other parties hereto and, if its duties herein are affected, unless it shall have given its prior written consent thereto.

(f)	The Subscription Receipt Agent shall not be responsible for ensuring that the Proceeds are used in the manner contemplated by the Prospectus.

(g)

The Subscription Receipt Agent shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear and reasonable documentation which complies with the terms of this Agreement, which documentation does not require the exercise of any discretion or independent judgment.

(h)	The Subscription Receipt Agent shall incur no liability whatsoever with respect to the delivery or non-delivery of any certificates whether delivered by hand, mail or any other means.

(i)	The Subscription Receipt Agent shall not be responsible or liable in any manner whatsoever for the deficiency, correctness, genuineness or validity of any securities deposited with it.

9.2

Actions by Subscription Receipt Agent to Protect Interest

The Subscription Receipt Agent shall have the power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Receiptholders.

9.3

Subscription Receipt Agent not Required to Give Security

The Subscription Receipt Agent shall not be required to give any bond or security in respect of the execution of this Agreement or otherwise in respect of the premises.

9.4

Protection of Subscription Receipt Agent

By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

(a)

the Subscription Receipt Agent shall not be liable for or by reason of any statements of fact or recitals in this Agreement or in the Subscription Receipt Certificates (except the representation contained in Section 9.6 or in the certificate of the Subscription Receipt Agent on the Subscription Receipt Certificates) or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Company;

(b)

nothing herein contained shall impose any obligation on the Subscription Receipt Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Agreement or any instrument ancillary or supplemental hereto;

(c)	the Subscription Receipt Agent shall not be bound to give notice to any person or persons of the execution hereof;

(d)

the Subscription Receipt Agent shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Company of any of the covenants herein contained or of any acts of any officers, employees, agents or servants of the Company; and

(e)

the Company shall indemnify and save harmless the Subscription Receipt Agent and its officers, directors, employees and agents from and against any and all liabilities, losses, costs, claims, actions or demands whatsoever brought against the Subscription Receipt Agent which it may suffer or incur as a result of or arising out of the performance of its duties and obligations under this Agreement, including any and all legal fees and disbursements of whatever kind or nature, save only in the event of the negligent action, the negligent failure to act, or the willful misconduct or bad faith of the Subscription Receipt Agent. It is understood and agreed that this indemnification shall survive the termination or discharge of this Agreement or the resignation or removal of the Subscription Receipt Agent.

9.5	Replacement of Subscription Receipt Agent; Successor by Merger

(a)

The Subscription Receipt Agent may resign its appointment and be discharged from all other duties and liabilities hereunder, subject to this Section 9.5, by giving to the Company not less than 30 days prior notice in writing or such shorter prior notice as the Company may accept as sufficient. The Receiptholders by special resolution shall have power at any time to remove the existing Subscription Receipt Agent and to appoint a new subscription receipt agent. In the event of the Subscription Receipt Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Agents shall forthwith appoint a new subscription receipt agent unless a new subscription receipt agent has already been appointed by the Receiptholders; but any new subscription receipt agent so appointed by the Agents or by the Court shall be subject to removal as aforesaid by the Receiptholders. Any new subscription receipt agent appointed under any provision of this Section 9.5 shall be a corporation authorized to carry on the business of a trust company in the Province of British Columbia and, if required by the applicable legislation for any other provinces, in such other provinces. On any such appointment the new subscription receipt agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Subscription Receipt Agent hereunder. At the request of the Company or the new subscription receipt agent, the retiring Subscription Receipt Agent shall duly assign, transfer and deliver to the new subscription receipt agent all property and money held and all records kept by the retiring Subscription Receipt Agent hereunder or in connection herewith.

(b)	Upon the appointment of a successor subscription receipt agent, the Company shall promptly notify the Receiptholders thereof in the manner provided for in Article 10 hereof.

(c)

Any corporation into or with which the Subscription Receipt Agent may be merged or consolidated or amalgamated, or any corporation resulting therefrom to which the Subscription Receipt Agent shall be a party, or any corporation succeeding to the corporate trust business of the Subscription Receipt Agent shall be the successor to the Subscription Receipt Agent hereunder without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as a successor subscription receipt agent under Section 9.5(a).

(d)

Any Subscription Receipt Certificate certified but not delivered by a predecessor Subscription Receipt Agent may be delivered by the successor subscription receipt agent in the name of the predecessor or successor Subscription Receipt Agent.

9.6	Conflict of Interest

(a)

The Subscription Receipt Agent represents to the Company and the Agents that at the time of execution and delivery hereof no material conflict of interest exists between its role as a subscription receipt agent hereunder and its role in any other capacity and agrees that in the event of a material conflict of interest arising hereafter it will, within 90 days after ascertaining that it has such material conflict of interest, either eliminate the same or assign its appointment as Subscription Receipt Agent hereunder to a successor subscription receipt agent approved by the Company and meeting the requirements set forth in Section 9.5(a). Notwithstanding the foregoing provisions of this Section 9.6(a), if any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Agreement and the Subscription Receipts shall not be affected in any manner whatsoever by reason thereof.

(b)

Subject to Section 9.6(a), the Subscription Receipt Agent, in its personal or any other capacity, may buy, lend upon and deal in securities of the Company and generally may contract and enter into financial transactions with the Company or any affiliated entity of the Company without being liable to account for any profit made thereby.

9.7	Acceptance of Appointment

The Subscription Receipt Agent hereby accepts the appointment as subscription receipt agent in this Agreement and agrees to perform its duties hereunder upon the terms and conditions herein set forth.

9.8

Subscription Receipt Agent Not to be Appointed Receiver

The Subscription Receipt Agent and any person related to the Subscription Receipt Agent shall not be appointed a receiver, a receiver and manager or liquidator of all or any part of the assets or undertaking of the Company.

9.9

Anti-Money Laundering and Privacy

The Subscription Receipt Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Subscription Receipt Agent, in its sole judgment, acting reasonably, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Subscription Receipt Agent, in its sole judgment, acting reasonably, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days prior written notice sent to all parties provided that (i) the Subscription Receipt Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Subscription Receipt Agent’s satisfaction, acting reasonably, within such 10 day period, then such resignation shall not be effective.

The parties acknowledge that the Subscription Receipt Agent may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and may use such information for the following purposes:

(a)	to provide the services required under this Agreement and other services that may be requested from time to time;

(b)	to help the Subscription Receipt Agent manage its servicing relationships with such individuals; and

(c)	to meet the Subscription Receipt Agent’s legal and regulatory requirements;

Each party acknowledges and agrees that the Subscription Receipt Agent may receive, collect, use and disclose personal information provided to it or acquired by it in the course of this Agreement for the purposes described above and, generally, in the manner and on the terms described in its privacy code, which the Subscription Receipt Agent shall make available on its website or upon request, including revisions thereto. Further, each party agrees that it shall not provide or cause to be provided to the Subscription Receipt Agent any personal information relating to an individual who is not a party to this Agreement unless that party has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

ARTICLE 10
GENERAL

10.1	Notice to the Company and Subscription Receipt Agent and the Agents

(a)

Unless herein otherwise expressly provided, any notice to be given hereunder to the Company, the Agents or the Subscription Receipt Agent shall be deemed to be validly given if delivered by hand courier or if transmitted by facsimile:

		(i)	if to the Company:

U.S. Geothermal Inc. 1505 Tyrell Lane Boise, ID USA

Attention:       Dan Kunz
 Facsimile:       (208) 424-1030

with a copy to (which does not constitute notice):

Goodmans
355 Burrard Street
Vancouver, BC

Attention:        Bruce Wright
Facsimile:        (604) 682-7131

(ii)

if to the Agents:

Dundee Securities Corporation
1 Adelaide Street East
27th Floor
Toronto, Ontario M5C 2V9

Attention:       Clarke D. Herring
Facsimile:       (416) 350-3312

and to:

Clarus Securities Inc.
Suite 1615, Waterfront Centre
200 Burrard Street
Vancouver, BC

Attention:       Rod Campbell
Facsimile:       (604) 605-5704

and to:

Toll Cross Securities Inc.
1 Toronto Street
Suite 200
Toronto, Ontario M5C 2V6

Attention:       Rodger Gray
Facsimile:       (416) 365-1962

(iii)

if to the Subscription Receipt Agent:

Computershare Trust Company of Canada
1500 University, Suite 700
Montreal, Quebec H3A 3S8

Attention:       General Manager
Facsimile:        (514) 982-7677

and any such notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery or, if transmitted by facsimile on the day of confirmation of transmission by the originating facsimile or, if such day is not a Business Day, on the first Business Day following the day of transmission. Accidental error or omission in giving notice or accidental failure to mail notice to any Receiptholder will not invalidate any action or proceeding founded thereon.

(b)

The Company, either of the Agents or the Subscription Receipt Agent, as the case may be, may from time to time notify the other parties to this Agreement in the manner provided in Section 10.1(a) of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Company, the Agents or the Subscription Receipt Agent, as the case may be, for all purposes of this Agreement.

10.2	Notice to Receiptholders

(a)

Any notice to the Receiptholders under the provisions of this Agreement shall be valid and effective if delivered or sent by letter or circular through the ordinary post addressed to such holders at their post office addresses appearing on the register hereinbefore mentioned and shall be deemed to have been effectively given on the date of delivery or, if mailed, five Business Days following actual posting of the notice.

(b)

If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Receiptholders hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered personally to such Receiptholders or if delivered to the address for such Receiptholders contained in the register of Subscription Receipts maintained by the Subscription Receipt Agent.

(c)

All notices to joint holders of any Subscription Receipt may be given to whichever one of the holders thereof is named first in the appropriate register hereinbefore mentioned, and any notice so given shall be sufficient notice to all such joint holders of the Subscription Receipt.

10.3

Ownership of Subscription Receipts

The Company and the Subscription Receipt Agent may deem and treat the registered owner of any Subscription Receipt Certificate or, in the case of a transferee who has surrendered a Subscription Receipt Certificate in accordance with the terms of this Agreement, such transferee, as the absolute owner of the Subscription Receipt represented thereby for all purposes, and the Company and the Subscription Receipt Agent shall not be affected by any notice or knowledge to the contrary except where the Company or the Subscription Receipt Agent is required to take notice by statute or by order of a court of competent jurisdiction. A Receiptholder shall be entitled to the rights evidenced by such Subscription Receipt Certificate free from all equities or rights of set off or counterclaim between the Company and the original or any intermediate holder thereof and all persons may act accordingly and the receipt of any such Receiptholder for the Underlying Common Shares and Warrants which may be acquired pursuant thereto shall be a good discharge to the Company and the Subscription Receipt Agent for the same and neither the Company nor the Subscription Receipt Agent shall be bound to inquire into the title of any such holder except where the Company or the Subscription Receipt Agent is required to take notice by statute or by order of a court of competent jurisdiction.

10.4	Evidence of Ownership

(a)

Upon receipt of a certificate of any bank, trust company or other depositary satisfactory to the Subscription Receipt Agent stating that the Subscription Receipts specified therein have been deposited by a named person with such bank, trust company or other depositary and will remain so deposited until the expiry of the period specified therein, the Company and the Subscription Receipt Agent may treat the person so named as the owner, and such certificate as sufficient evidence of the ownership by such person of such Subscription Receipt during such period, for the purpose of any requisition, direction, consent, instrument or other document to be made, signed or given by the holder of the Subscription Receipt so deposited.

(b)

The Company and the Subscription Receipt Agent may accept as sufficient evidence of the fact and date of the signing of any requisition, direction, consent, instrument or other document by any person (i) the signature of any officer of any bank, trust company, or other depositary satisfactory to the Subscription Receipt Agent as witness of such execution, (ii) the certificate of any notary public or other officer authorized to take acknowledgements of deeds to be recorded at the place where such certificate is made that the person signing acknowledged to him the execution thereof, or (iii) a statutory declaration of a witness of such execution.

10.5

Satisfaction and Discharge of Agreement

Except for as otherwise provided for herein, upon issuance of the Underlying Common Shares and Warrants, this Agreement shall cease to be of further effect and the Subscription Receipt Agent, on demand of and at the cost and expense of the Company and upon delivery to the Subscription Receipt Agent of a certificate of the Company stating that all conditions precedent to the satisfaction and discharge of this Agreement have been complied with, shall execute proper instruments acknowledging satisfaction of and discharging this Agreement. Notwithstanding the foregoing, the indemnities provided to the Subscription Receipt Agent by the Company hereunder shall remain in full force and effect and survive the termination of this Agreement.

10.6

Provisions of Agreement and Subscription Receipts for the Sole Benefit of Parties and Receiptholders

Nothing in this Agreement or in the Subscription Receipt Certificates, expressed or implied, shall give or be construed to give to any person other than the parties hereto, the Receiptholders and the transferees of Subscription Receipts as contemplated in Sections 3.2, any legal or equitable right, remedy or claim under this Agreement, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto, the Receiptholders and such transferees.

10.7

Effect of Execution

Notwithstanding any provision of this Agreement, should any Subscription Receipt Certificates be issued and certified in accordance with the terms hereof prior to the actual time of execution of this Agreement by the Company and the Subscription Receipt Agent, any such Subscription Receipt Certificates shall be void and of no value and effect until such actual execution.

10.8

Time of Essence

Time is and shall remain of the essence of this Agreement.

10.9

Counterparts

This Agreement may be executed and delivered in counterparts, each of which when so executed and delivered shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution they shall be deemed to be dated as of the date hereof.

[Balance of this page intentionally left blank]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of this ____ day of August, 2009.

U.S. GEOTHERMAL INC.

By: ________________________________________

DUNDEE SECURITIES CORPORATION

By: ________________________________________

CLARUS SECURITIES INC.

By: ________________________________________

TOLL CROSS SECURITIES INC.

By:  ________________________________________

COMPUTERSHARE TRUST COMPANY OF CANADA

By: ________________________________________

By: ________________________________________

SCHEDULE “A”
FORM OF SUBSCRIPTION RECEIPT CERTIFICATE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (A) TO THE CORPORATION, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 905 OF REGULATION S UNDER THE U.S. SECURITIES ACT IF AVAILABLE, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144, IF AVAILABLE, AND IN COMPLIANCE WITH ANY STATE SECURITIES LAWS, OR (E) WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS; PROVIDED THAT, IN CONNECTION WITH A TRANSFER PURSUANT TO (C), (D) OR (E) ABOVE, AN OPINION OF COUNSEL, OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE CORPORATION HAS BEEN PROVIDED TO THE CORPORATION TO SUCH EFFECT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE DECEMBER 18, 2009.

U.S. GEOTHERMAL INC.
(A corporation incorporated under and
governed by the laws of Delaware)

Number:	hSubscription Receipts

THIS IS TO CERTIFY THAT ________________________ (the “holder”) is the registered holder of hSubscription Receipts represented hereby.

The Subscription Receipts represented by this Subscription Receipt certificate (“Certificate”) are issued pursuant to a Subscription Receipt Agreement (“Agreement”) dated August 17, 2009 between U.S. Geothermal Inc. (the “Company”), Computershare Trust Company of Canada (the “Subscription Receipt Agent”), and Dundee Securities Corporation, Clarus Securities Inc. and Toll Cross Securities Inc., (collectively, the “Agents”).

Capitalized terms used in the Agreement have the same meaning herein as in the Agreement, unless otherwise defined.

Subject to Section 2.2 of the Agreement, each Subscription Receipt entitles the holder to receive on the Exchange Date, in accordance with the terms of, and subject to, the Subscription Receipt Agreement to automatically receive, without the payment of any additional consideration, one Common Share and one-half of one Warrant for each Subscription Receipt held by the Receiptholder. Until such time as the net Private Placement Proceeds have been delivered in accordance with Section 2.2(a) of the Agreement, this Subscription Receipt Certificate will be of no force or effect and may be cancelled by the Company at any time without recourse or liability to the holder.

The Subscription Receipts represented hereby are issued under and pursuant to the Agreement. Reference is hereby made to the Agreement and any and all other instruments supplemental or ancillary thereto for a full description of the rights of the holders of the Subscription Receipts and the terms and conditions upon which such Subscription Receipts are, or are to be, issued and held, all to the same effect as if the provisions of the Agreement and all instruments supplemental or ancillary thereto were herein set forth, and to all of which provisions the holder of these Subscription Receipts by acceptance hereof assents. In the event of a conflict or inconsistency between the terms of the Agreement and this Certificate, the terms of the Agreement shall prevail.

The holding of the Subscription Receipts evidenced by this Certificate shall not constitute the holder hereof a Shareholder of the Company or entitle such holder to any right or interest in respect thereof except as herein and in the Agreement expressly provided.

The Agreement contains provisions making binding upon all holders of Subscription Receipts outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and by instruments in writing signed by the holders of a specified majority of the outstanding Subscription Receipts.

The Subscription Receipts evidenced by this Certificate may be transferred on the register kept at the offices of the Subscription Receipt Agent by the registered holder hereof or his legal representatives or his attorney duly appointed by an instrument in writing in form and execution satisfactory to the Subscription Receipt Agent, only upon payment of the charges provided for in the Agreement and upon compliance with such reasonable requirements as the Subscription Receipt Agent may prescribe. The transfer register shall be closed at 5:00 p.m. (Toronto time) on the Exchange Date.

This Certificate shall not be valid for any purpose whatever unless and until it has been countersigned by or on behalf of the Subscription Receipt Agent.

After the Issue Time, this Certificate and all rights hereunder, other than the right to receive the Underlying Common Shares and Warrants will be void and of no further value or effect.

Time shall be of the essence hereof. This Certificate is governed by the laws of the Province of British Columbia and the laws of Canada applicable therein.

IN WITNESS WHEREOF the Company has caused this Certificate to be signed by a duly authorized representative as of August 17, 2009.

U.S. GEOTHERMAL INC.

By: ________________________________________

Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA
as Subscription Receipt Agent

By: ________________________________________

Name:
Title:

SCHEDULE “B”
FORM OF WARRANT CERTIFICATE

SCHEDULE “C”
FORM OF NOTICE

TO:	COMPUTERSHARE TRUST COMPANY OF CANADA (the “Subscription Receipt Agent”)

Reference is made to the Subscription Receipt Agreement dated as of August h, 2009 among the undersigned and the Subscription Receipt Agent (capitalized terms used herein without definition having the meanings specified therein).

In accordance with the provisions of the Subscription Receipt Agreement we are writing to advise you that the Exchange Date has occurred on or before the Deadline.

The Subscription Receipt Agent, on behalf of Computershare Investor Services Inc., the registrar and transfer agent of the Common Shares, is hereby irrevocably directed and authorized to issue and deliver on behalf of the Company, certificates representing 8,100,000 Common Shares to the persons to whom such Common Shares are to be issued pursuant to the Agreement and the treasury order attached hereto as appendix “1”, effective as at the Exchange Date, which is h, 2009, all as provided in Section 3.2 of the Agreement. The Common Shares and Warrants shall be deemed to be issued at the Issue Time notwithstanding that certificates evidencing such Common Shares have not been issued. We hereby confirm that the allotment and issue of these Common Shares has been duly authorized by all necessary action.

[Remainder of page intentionally left blank.]

The foregoing direction is irrevocable and shall constitute your good and sufficient authority for issuing the Common Shares as directed above.

DATED the __________ day of _____________________________, 2009.

U.S. GEOTHERMAL INC.

By: ________________________________________

DUNDEE SECURITIES CORPORATION

By: ________________________________________

CLARUS SECURITIES INC.

By: ________________________________________

TOLL CROSS SECURITIES INC.

By: ________________________________________

Appendix “1”

TREASURY ORDER
(Private Placement Shares)

________________, 2009

COMPUTERSHARE INVESTOR SERVICES INC.
c/o Computershare Trust Company
350 Indiana Street, Suite 750
Golden, CO 80401

The undersigned hereby authorizes and irrevocably directs Computershare Investor Services Inc. to issue, register and countersign certificates in definitive form for fully paid and non-assessable common shares (the “Shares”) in the capital of U.S. GEOTHERMAL INC. (the “Company”) to the persons and for the number of common shares set out opposite their name in Schedule “A” attached hereto.

You are further authorized and directed to affix on the Shares the legends as set out on Schedule “B” attached hereto.

Upon issuance, the undersigned confirms that the Company will have received full consideration for the Shares and the Shares will have been issued as fully paid and non-assessable common shares to the persons or entities named. These Shares are being issued as previously unissued securities of the Company pursuant to exemptions from the registration and prospectus requirements of the Securities Act (British Columbia) and have been attributed an issue price of CDN.$1.35 per share. Pursuant to a letter dated August 11, 2009, the TSX conditionally accepted the application to issue the Shares.

U.S. GEOTHERMAL INC.

Per: ________________________
          Director

Per: ________________________
         Director

SCHEDULE “A” LIST OF SHAREHOLDERS

NAME OF SUBSCRIBER	REGISTRATION	DELIVERY	NO. OF SHARES
AGF Canadian Small Cap	Bershaw & Co A/C 6015831001 123 Front St. West (18th FL) Toronto, ON M5J 2M3	Bershaw & Co A/C 6015831001 123 Front St. West (18th FL) Toronto, ON M5J 2M3 Contact: Mohammad Satar Tel: 416-947-4113	570,900
AGF Canadian Stock Fund	Bershaw & Co A/C 6015782001 123 Front St. West (18th FL) Toronto, ON M5J 2M3	Bershaw & Co A/C 6015782001 123 Front St. West (18th FL) Toronto, ON M5J 2M3 Contact: Mohammad Satar Tel: 416-947-4113	1,959,000
AGF Canada Fund	Bershaw & Co A/C 6016712001 123 Front St. West (18th FL) Toronto, ON M5J 2M3	Bershaw & Co A/C 6016712001 123 Front St. West (18th FL) Toronto, ON M5J 2M3 Contact: Mohammad Satar Tel: 416-947-4113	400
AGF Canada Class	Bershaw & Co A/C 6015779001 123 Front St. West (18th FL) Toronto, ON M5J 2M3	Bershaw & Co A/C 6015779001 123 Front St. West (18th FL) Toronto, ON M5J 2M3 Contact: Mohammad Satar Tel: 416-947-4113	104,100
Apex Balanced Fund	Brant Investments Ltd. A/C 121531001 RBC Dexia Investor Services 155 Wellington St. W. 2nd Floor Cage - Section X Toronto, ON M5V 3L3	Brant Investments Ltd. A/C 121531001 RBC Dexia Investor Services 155 Wellington St. W. 2nd Floor Cage - Section X Toronto, ON M5V 3L3 Contact: Sarah Sinclair Tel: 416-955-3219	9,300

Apex Canadian Growth Fund	Brant Investments Ltd. A/C 121531002 RBC Dexia Investor Services 155 Wellington St. W. 2nd Floor Cage - Section X Toronto, ON M5V 3L3	Brant Investments Ltd. A/C 121531002RBC Dexia Investor Services 155 Wellington St. W.2nd Floor Cage - Section XToronto, ON M5V 3L3 Contact: Sarah Sinclair Tel: 416-955-3219	7,400
IG AGF Canadian Growth Fund	Jayvee & Co A/C INVF0042002 P.O. Box 611 Commerce Court Postal Station 199 Bay St. Toronto, ON M5L 1L7	Jayvee & Co A/C INVF0042002 P.O. Box 611 Commerce Court Postal Station 199 Bay St. Toronto, ON M5L 1L7 Contact: Jeffrin Mahendram Tel: 416-643-3240	562,500
IG AGF Canadian Growth CL	Jayvee & Co A/C ITAF0014002 P.O. Box 611 Commerce Court Postal Station 199 Bay St. Toronto, ON M5L 1L7	Jayvee & Co A/C ITAF0014002 P.O. Box 611 Commerce Court Postal Station 199 Bay St. Toronto, ON M5L 1L7 Contact: Jeffrin Mahendram Tel: 416-643-3240	27,800
Keystone Equity Fund	Jayvee & Co A/C MFYF7020002 P.O. Box 611 Commerce Court Postal Station 199 Bay St. Toronto, ON M5L 1L7	Jayvee & Co A/C MFYF7020002 P.O. Box 611 Commerce Court Postal Station 199 Bay St. Toronto, ON M5L 1L7 Contact: Jeffrin Mahendram Tel: 416-643-3240	58,600
Scotia Cassels Investment Counsel Ltd. as Agent for the Scotia Canadian Small Cap Fund	BANSCO & CO Re: Scotia Canadian Small Cap Fund 40 King St. W. Securities Sub Basement Toronto, ON M5H 1H1	Bank of Nova Scotia c/o I.SS. Securities Re: Scotia Canadian Small Cap Fund 40 King St. W. Sub Basement Toronto, ON M5H 1H1 Contact: Rabeena Tel: 416-945-4389	660,000
Front Street Investment Management Inc.	NBCN Inc. ITF: Front Street Capital A/C 26AA13V 130 King St. West, Suite 3000 Toronto, ON M5X 1J9	NBCN Inc. ITF: Front Street Capital A/C 26AA13V 130 King St. West, Suite 3000 Toronto, ON M5X 1J9 Contact: Diane Gosse	422,400

Front Street Investment Management Inc.	NBCN Inc. ITF: Front Street Capital A/C 26AA11V 130 King St. West, Suite 3000 Toronto, ON M5X 1J9	NBCN Inc. ITF: Front Street Capital A/C 26AA11V 130 King St. West, Suite 3000 Toronto, ON M5X 1J9 Contact: Diane Gosse	352,000
Front Street Investment Management Inc.	NBCN Inc. ITF: Front Street Capital A/C 26AA14V 130 King St. West, Suite 3000 Toronto, ON M5X 1J9	NBCN Inc. ITF: Front Street Capital A/C 26AA14V 130 King St. West, Suite 3000 Toronto, ON M5X 1J9 Contact: Diane Gosse	105,600
Creststreet Mutual Funds Limited	NBCN Clearing Inc. ITF: Crestsreet Mutual Funds Limited A/C 294Q30E 130 King St. West, Suite 3000, P.O. Box 21 Toronto, ON M5X 1J9	NBCN Clearing Inc. A/C 294Q30E 130 King St. West, Suite 3000, P.O. Box 21 Toronto, ON M5X 1J9 Contact: Neila Augilar Tel: 416-869-3707	180,000
Wirth Associates Inc.	The Canada Trust Company A/C 5211343 77 Bloor St. W., 3F Toronto, ON M5S 1M2	TD Waterhouse Private Trust 77 Bloor St. W., 3F Toronto, ON M5S 1M2 Contact: Laura Ng Tel: 416-413-3182	8,000
Wirth Associates Inc.	The Canada Trust Company A/C 5211311 77 Bloor St. W., 3F Toronto, ON M5S 1M2	TD Waterhouse Private Trust 77 Bloor St. W., 3F Toronto, ON M5S 1M2 Contact: Laura Ng Tel: 416-413-3182	2,800
Wirth Associates Inc.	The Canada Trust Company A/C 5211510 77 Bloor St. W., 3F Toronto, ON M5S 1M2	TD Waterhouse Private Trust 77 Bloor St. W., 3F Toronto, ON M5S 1M2 Contact: Laura Ng Tel: 416-413-3182	7,000
Wirth Associates Inc.	The Canada Trust Company A/C 5211047 77 Bloor St. W., 3F Toronto, ON M5S 1M2	TD Waterhouse Private Trust 77 Bloor St. W., 3F Toronto, ON M5S 1M2 Contact: Laura Ng Tel: 416-413-3182	8,000

Wirth Associates Inc.	The Canada Trust Company A/C 5211306 77 Bloor St. W., 3F Toronto, ON M5S 1M2	TD Waterhouse Private Trust 77 Bloor St. W., 3F Toronto, ON M5S 1M2 Contact: Laura Ng Tel: 416-413-3182	5,000
Wirth Associates Inc.	The Canada Trust Company A/C 5211238 77 Bloor St. W., 3F Toronto, ON M5S 1M2	TD Waterhouse Private Trust 77 Bloor St. W., 3F Toronto, ON M5S 1M2 Contact: Laura Ng Tel: 416-413-3182	18,000
Wirth Associates Inc.	The Canada Trust Company A/C 5211221 77 Bloor St. W., 3F Toronto, ON M5S 1M2	TD Waterhouse Private Trust 77 Bloor St. W., 3F Toronto, ON M5S 1M2 Contact: Laura Ng Tel: 416-413-3182	18,000
Wirth Associates Inc.	The Canada Trust Company A/C 5211043 77 Bloor St. W., 3F Toronto, ON M5S 1M2	TD Waterhouse Private Trust 77 Bloor St. W., 3F Toronto, ON M5S 1M2 Contact: Laura Ng Tel: 416-413-3182	42,000
Wirth Associates Inc.	The Canada Trust Company A/C 5211581 77 Bloor St. W., 3F Toronto, ON M5S 1M2	TD Waterhouse Private Trust 77 Bloor St. W., 3F Toronto, ON M5S 1M2 Contact: Laura Ng Tel: 416-413-3182	23,000
Wirth Associates Inc.	The Canada Trust Company A/C 5211324 77 Bloor St. W., 3F Toronto, ON M5S 1M2	TD Waterhouse Private Trust 77 Bloor St. W., 3F Toronto, ON M5S 1M2 Contact: Laura Ng Tel: 416-413-3182	11,000
Wirth Associates Inc.	The Canada Trust Company A/C 5211093 77 Bloor St. W., 3F Toronto, ON M5S 1M2	TD Waterhouse Private Trust 77 Bloor St. W., 3F Toronto, ON M5S 1M2 Contact: Laura Ng Tel: 416-413-3182	11,000
Wirth Associates Inc.	The Canada Trust Company A/C 5211161 77 Bloor St. W., 3F Toronto, ON M5S 1M2	TD Waterhouse Private Trust 77 Bloor St. W., 3F Toronto, ON M5S 1M2 Contact: Laura Ng Tel: 416-413-3182	1,000

Wirth Associates Inc.	The Canada Trust Company A/C 5211420 77 Bloor St. W., 3F Toronto, ON M5S 1M2	TD Waterhouse Private Trust 77 Bloor St. W., 3F Toronto, ON M5S 1M2 Contact: Laura Ng Tel: 416-413-3182	9,000
Wirth Associates Inc.	The Canada Trust Company A/C 5211438 77 Bloor St. W., 3F Toronto, ON M5S 1M2	TD Waterhouse Private Trust 77 Bloor St. W., 3F Toronto, ON M5S 1M2 Contact: Laura Ng Tel: 416-413-3182	7,000
Wirth Associates Inc.	The Canada Trust Company A/C 5211370 77 Bloor St. W., 3F Toronto, ON M5S 1M2	TD Waterhouse Private Trust 77 Bloor St. W., 3F Toronto, ON M5S 1M2 Contact: Laura Ng Tel: 416-413-3182	60,000
Wirth Associates Inc.	The Canada Trust Company A/C 5211224 77 Bloor St. W., 3F Toronto, ON M5S 1M2	TD Waterhouse Private Trust 77 Bloor St. W., 3F Toronto, ON M5S 1M2 Contact: Laura Ng Tel: 416-413-3182	8,500
Wirth Associates Inc.	The Canada Trust Company A/C 5211233 77 Bloor St. W., 3F Toronto, ON M5S 1M2	TD Waterhouse Private Trust 77 Bloor St. W., 3F Toronto, ON M5S 1M2 Contact: Laura Ng Tel: 416-413-3182	8,500
Wirth Associates Inc.	Investor Company A/C 6YB600A 77 Bloor St. W., 3FL Toronto, ON M5S 1M2	TD Waterhouse Institutional Services A/C 6YB600A 77 Bloor St. W., 3FL Toronto, ON M5S 1M2 Contact: Michelle Vereeken Tel: 416-413-3365	35,700
Wirth Associates Inc.	Investor Company A/C 6YB600A 77 Bloor St. W., 3FL Toronto, ON M5S 1M2	TD Waterhouse Institutional Services A/C 6YB600A 77 Bloor St. W., 3FL Toronto, ON M5S 1M2 Contact: Michelle Vereeken Tel: 416-413-3365	21,000

Wirth Associates Inc.	Investor Company A/C 6YB600A 77 Bloor St. W., 3FL Toronto, ON M5S 1M2	TD Waterhouse Institutional Services A/C 6YB600A 77 Bloor St. W., 3FL Toronto, ON M5S 1M2 Contact: Michelle Vereeken Tel: 416-413-3365	9,500
Wirth Associates Inc.	Investor Company A/C 6YB600A 77 Bloor St. W., 3FL Toronto, ON M5S 1M2	TD Waterhouse Institutional Services A/C 6YB600A 77 Bloor St. W., 3FL Toronto, ON M5S 1M2 Contact: Michelle Vereeken Tel: 416-413-3365	15,000
Wirth Associates Inc.	Investor Company A/C 6YB600A 77 Bloor St. W., 3FL Toronto, ON M5S 1M2	TD Waterhouse Institutional Services A/C 6YB600A 77 Bloor St. W., 3FL Toronto, ON M5S 1M2 Contact: Michelle Vereeken Tel: 416-413-3365	6,000
Wirth Associates Inc.	Investor Company A/C 6YB600A 77 Bloor St. W., 3FL Toronto, ON M5S 1M2	TD Waterhouse Institutional Services A/C 6YB600A 77 Bloor St. W., 3FL Toronto, ON M5S 1M2 Contact: Michelle Vereeken Tel: 416-413-3365	3,500
Wirth Associates Inc.	Investor Company A/C 6YB600A 77 Bloor St. W., 3FL Toronto, ON M5S 1M2	TD Waterhouse Institutional Services A/C 6YB600A 77 Bloor St. W., 3FL Toronto, ON M5S 1M2 Contact: Michelle Vereeken Tel: 416-413-3365	30,000

Wirth Associates Inc.	Investor Company A/C 6YB600A 77 Bloor St. W., 3FL Toronto, ON M5S 1M2	TD Waterhouse Institutional Services A/C 6YB600A 77 Bloor St. W., 3FL Toronto, ON M5S 1M2 Contact: Michelle Vereeken Tel: 416-413-3365	11,000
Wirth Associates Inc.	Investor Company A/C 6YB600A 77 Bloor St. W., 3FL Toronto, ON M5S 1M2	TD Waterhouse Institutional Services A/C 6YB600A 77 Bloor St. W., 3FL Toronto, ON M5S 1M2 Contact: Michelle Vereeken Tel: 416-413-3365	7,500
Wirth Associates Inc.	Investor Company A/C 6YB600A 77 Bloor St. W., 3FL Toronto, ON M5S 1M2	TD Waterhouse Institutional Services A/C 6YB600A 77 Bloor St. W., 3FL Toronto, ON M5S 1M2 Contact: Michelle Vereeken Tel: 416-413-3365	11,000
Wirth Associates Inc.	Investor Company A/C 6YB600A 77 Bloor St. W., 3FL Toronto, ON M5S 1M2	TD Waterhouse Institutional Services A/C 6YB600A 77 Bloor St. W., 3FL Toronto, ON M5S 1M2 Contact: Michelle Vereeken Tel: 416-413-3365	7,000
Gordon Clements	Dundee Securities Corp. I/T D.G. Clements Account: 5F0386-EN 1 Adelaide St East Suite 2700 Toronto ON M5C 2V9	Dundee Securities Corp. I/T D.G. Clements Account: 5F0386-EN 1 Adelaide St East Suite 2700 Toronto ON M5C 2V9 Attn: P Quesada Tel: 416-840-8175	119,500

Mike Jaksic	Dundee Securities Corp. ITF Mike Jaksic Account: 448210LN 1 Adelaide St East Suite 2700 Toronto ON M5C 2V9	Dundee Securities Account: 448210LN 1 Adelaide St East Suite 2700 Toronto ON M5C 2V9 Contact: Patricia Queseda Tel: 416-840-8175	5,000
Exploration Capital Partners 2005 Limited Partnership	Exploration Capital Partners 2005 Limited Partnership 7770 El Camino Real Carlsbad, CA 92009 USA	Exploration Capital Partners 2005 Limited Partnership 7770 El Camino Real Carlsbad, CA 92009 USA	2,190,000
Middlemarch Partners Limited	Brant Investments Limited A/C 108483239 Securities Cage 155 Wellington Street West 2nd Floor Toronto, ON M5V 3L3	RBC Dexia Investor Services A/C 108483239 Securities Cage 155 Wellington Street West 2nd Floor Toronto, ON M5V 3L3 Contact: Tim Beng Cheah Tel: 416-974-7219	250,000
Mariel International Limited	Haywood Securities Inc. ITF Bolder Investment Partners Ltd. 2000-400 Burrard St. Vancouver, BC V6C 3A6	Haywood Securities Inc. ITF Bolder Investment Partners Ltd. 2000-400 Burrard St. Vancouver, BC V6C 3A6	30,500
Cranshire Capital, L.P.	Cranshire Capital, L.P. 3100 Dundee Road, Suite 703 Northbrook, IL 60062 USA	President – Downsview Capital, Inc. The General Partner 3100 Dundee Road, Suite 703 Northbrook, IL 60062 USA Contact: Mitchell Kopin Tel: 847-562-9030	80,000

SCHEDULE “B”

LEGENDS

The following legend shall be affixed to the certificates of all of the Shares:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (A) TO THE CORPORATION, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 905 OF REGULATION S UNDER THE U.S. SECURITIES ACT IF AVAILABLE, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144, IF AVAILABLE, AND IN COMPLIANCE WITH ANY STATE SECURITIES LAWS, OR (E) WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS; PROVIDED THAT, IN CONNECTION WITH A TRANSFER PURSUANT TO (C), (D) OR (E) ABOVE, AN OPINION OF COUNSEL, OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE CORPORATION HAS BEEN PROVIDED TO THE CORPORATION TO SUCH EFFECT.